Public Policy and Regulatory
Update

Jim Hixon

Executive Vice President Law
and Corporate Relations

Good afternoon.

You have heard about our public/private partnerships and the need for government assistance; I will now review the landscape in Washington as it impacts the industry and Norfolk Southern.

Mike McClellan has discussed some of our successes in obtaining government funding for Heartland and the I-81 Crescent projects. I believe this is an indication that policy makers in Washington and in the states are beginning to recognize the benefits that freight rail can bring to increasing the nation’s infrastructure capacity. However, the landscape in Washington has changed since early November when the Democrats took both Houses of Congress, and we will have to wait and see if it impacts our ability to expand our capacity.

For railroads, the change in Washington is very important, because Labor has a more receptive venue of support when expressing their concerns and will use it to their advantage. While we have supporters in both parties, we will have a much tougher time pushing for business-friendly legislation.

Rail Labor, trial lawyers and others who have not been “in vogue” for years, will have far more influence in shaping the agenda in the current Congress.

Five Critical Legislative Issues

Capacity

Liability

Safety & Security

Reregulation

Energy & Environment

I want to briefly touch on what we see as the 5 critical legislative areas that will occupy our time this Congress.

Rail Labor flows through each of these areas because of “their new found influence.” National agreements will play out against both a political and public relations backdrop that will often bring both angst and conflict, as bargaining table issues move into the legislative/political arena. We have already witnessed this firsthand with rail reregulation and the rail unions’ position on Amtrak appropriations.

Capacity

Freight Rail Infrastructure Capacity Expansion
Act  [Investment Tax Credit]

Provides a 25% tax credit for new rail capacity

Bills referred to jurisdictional committees;
industry is soliciting cosponsors

Opposition from rail labor and certain shipper
groups

Let’s start with an opportunity we are pursuing. We have talked about public/private partnerships and government funding to increase our infrastructure. I want to talk about another way of increasing funding for our infrastructure.

Last year, we introduced the Investment Tax Credit legislation that will provide a 25 percent tax credit for new rail capacity. This is important legislation that will help enhance and accelerate capacity expansion.

Senators Lott and Conrad are again sponsoring on the Senate side and Meek and Cantor on the House side. Notwithstanding the opposition from Rail Labor and certain shippers groups, we have continued to expand the number of co-sponsors.

Now let’s get into a little more detail as to why this legislation is of such vital importance to our nation at this juncture in time.

The Fundamental
Infrastructure Financing Issue

Issue is not whether capital exists – capital
markets have effectively unlimited capital

Issue is the number of infrastructure projects
where expected risk-adjusted investment returns
meet or exceed capital costs

Much of infrastructure “need” being discussed
are projects that have high returns to customers
and for the country, but low returns to the
railroad, at least at current pricing

The issue in dealing with infrastructure projects is not the amount of capital available; it is selecting the projects with a sufficient return for Norfolk Southern. We select projects when the return to Norfolk Southern exceeds our cost of capital. As we will discuss shortly, there is a substantial public benefit that results from rail infrastructure projects--we help take trucks off the highway. The challenge is finding the way to create a public/private partnership where the rail industry pays for the private benefit and the public contributes to the public benefit.

300
250
200
150
100
50
0
1980
1985
1989
1993
1997
2001
2005

Historical Rail Investment

Revenue

Volume

Productivity

Price

Staggers Act Passed Oct. 1980

Index 1981=100

Capital
Expenditures

Constant dollars

Many of you have seen this slide before showing the dramatic improvement in productivity for the industry since The Staggers Act of 1980. The blue line shows the industry’s capital expenditures since Staggers and is up slightly overall, with a peak in the late 90’s when the industry was making substantial capital improvements as a result of merger activity. It is hard to tell from the gold price line, but there has been an increase in pricing starting in 2004/2005. After 25 years of lower rates, some of our customers have reacted to our new pricing power with proposals to re-regulate the industry in an attempt to reduce rates further.

Freight Rail Investment Challenge

AASHTO (American Association of State Highway and
Transportation Officials)

issued a study in 2003 analyzing the state of freight
rail capacity

concluded that freight railroad investment must grow
sharply over next 20 years to maintain railroads’
share of growing freight traffic

also found that freight railroads may not be able to
attract necessary investment to handle their share
of growing freight demand

AASHTO, the association of state Departments of Transportation, has realized you can’t solve the transportation crisis solely with expanded highways. The railroad industry needs to maintain our current market share and even increase it. To do that, freight railroad investment must grow sharply over the next 20 years. The tax credit legislation is supported by AASHTO, which is calling for a “new National Rail Transportation Policy” and states that “federal incentives, such as tax credits, should be provided to make it feasible for rail companies to invest in capital improvements for the future.”

Support for AASHTO Findings

Subsequently, CBO, Transportation Research
Board and Hudson Institute expressed similar
concerns about ability of the industry to attract
necessary investment

Dramatic recent increases in rail capital
investment have failed to close AASHTO-
projected gap

Other studies have confirmed the critical need for the freight railroad industry to sharply increase their investments. Notwithstanding the recent increases in rail capital investment, it has failed to close the AASHTO funding gap.

25
20
15
10
5
0
Billions of Dollars
Meet AASHTO target to
increase share of freight
carried by rail
Maintain same
share of freight
AASHTO projected investment;
reduced rail share of freight
Actual Investment
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Increasing Investment Still
Insufficient to Meet Growing Demand

Based on averages of AASHTO estimates adjusted for inflation
Actual investment levels from STB R-1 filings (Class I railroads cash capital)

Investment needed to…

This chart shows that the industry is not investing enough to maintain its current market share. In order to help with the growing highway congestion, AASHTO has recommended that freight rail increase its investment to increase the share of freight carried by rail. (This is the top green line.) Without public/private partnerships or investment tax credits that reduce our cost of capital and improve the return on our investments, the industry may not be able to justify higher levels of investments. (This is the bottom blue line.)

25
20
15
10
5
0
2005
2007
2009
2011
2013
2015
2017
2019
2021
2023
2025

Public Benefits From Expanded
Rail Capacity

Projections based on costs of congestion, accidents, air pollution derived from FHWA, Texas Transportation Institute, EPA and other sources

Social Cost Differential Between AASHTO Reduced
Share and Increased Share Scenarios:
Totals $200 Billion Over 20 Years

This chart shows the social cost differential between AASHTO’s preferred level of rail infrastructure investments and the projected lower level of rail investments. As you can see, the social cost differential totals $200 billion over 20 years.

Social Costs Rail vs. Trucks
Dollars per Thousand Ton Miles
$12
$10
$8
$6
$4
$2
$0
Shipping by rail results in social costs approximately 80% lower than shipping by truck.
Toxic Air Pollution
Accidents
Congestion
Rail
Trucks

Public Benefits From Expanded
Rail Capacity

Projections based on costs of congestion, accidents, air pollution derived from FHWA, Texas Transportation Institute, EPA and other sources

Toxic air pollution does not include the costs of carbon dioxide emissions

I talked earlier about the public benefits that result from expanded rail capacity. This chart shows the social costs of rail vs. truck, with rail resulting in social costs that are approximately 80% less than trucks. It should be noted that in addition to the toxic air pollution, accidents and congestion, freight rail provides substantial benefits with regard to CO2 emissions.

Liability Limitation for Hazardous
Shipments

“Hazardous Materials Risk Insurance and
Recovery Act”  developed by rail industry

Creates new “Price-Anderson” type mechanism
for handling risk exposure, insurance, and liability
in connection with the shipment of ultra
hazardous materials

Industry seeking support from Members of the
respective jurisdictional committees

You’ve already heard from David Lawson about our concerns in handling ultra hazardous materials (the TIH/PIH chemicals). While we are the safest form of transportation for these chemicals, and we are constantly focused on improving our safety efforts, we believe legislation is needed. We have developed legislation, along the lines of that currently in place for the transport of spent nuclear material, to address our exposures to the movement of ultra hazardous materials, such as chlorine.

Wick and I have met with numerous Senators and Congressmen to discuss the tremendous potential liability we face every time we carry TIH/PIH chemicals. While almost all members understand and appreciate the impossible situation we are in, they are quick to point out that any cap on liability will be met with opposition by the trial lawyers and any attempt for “inherently safer technology” will be opposed by the chemical companies.

We continue to actively make our case on the Hill and will seek to have this bill introduced in both Houses this year.

Challenges for the Rail Industry

Rail Safety Bill

Numerous unfunded mandates

Passed out of T&I Rail Subcommittee; railroads
vigorously oppose

Rail Security Bill

House-passed version has four major flaws

Also passed in Senate; conference negotiation
ongoing

Now, switching gears, let’s address a series of challenges we are facing. As I said earlier, given the new found sway that Rail Labor and the trial bar have, this is not unexpected.

In the area of rail safety, a seriously flawed bill has been introduced that imposes a series of unnecessary burdens on our industry, adds a variety of unfunded mandates, and increases our legal exposure to lawsuits. Much of the bill does nothing to address increasing safety, but instead caters to the trial bar and Labor agenda. The bill is out of subcommittee, and the industry will seek to improve the bill in the full committee. However, we hold out little hope that the final bill passing the House will be acceptable to our industry.

We will seek major changes when the Senate takes up this debate later in the year. By the way, all this takes place with an industry that is already one of the safest in the world, after a year where just about all the safety measures set new record lows.

A similar pattern to safety has been seen with the area of rail security.

The House-passed bill has four major flaws: elimination of federal preemption; mandatory hazmat rerouting; intrusion into railroad hiring practices; and liberalized whistleblower protection provisions. The Administration has threatened a veto over preemption and the whistleblower provisions, and we are working to seek changes in the hazmat rerouting and hiring provisions during the Conference session with the Senate.

The federal preemption issue has been seen in other legislation and is one that the trial bar is pushing extremely hard so that it can broaden its ability to bring suit against railroads in more friendly state and local venues.

Challenges for the Rail Industry

Reregulation

Congressional agenda influenced by certain
shipper groups and some rail unions

Introduced in the House and in the Senate

Bills attack basic economic framework of rail
industry and are being vigorously opposed by
railroads

Despite the resounding legislative and regulatory success story represented by the Staggers Act, certain shipper constituencies, and now at least one rail union, are pushing for the roll back of core aspects of Staggers in the name of “increased competition”. There have been groups since Staggers was enacted that have wanted to reregulate the industry. These groups have grown in recent years as the rail industry has begun to earn its cost of capital. But let’s call it for what it is – reregulation, not increased competition! The bills have been introduced in both Chambers, and in particular on the House side, the industry will face its most significant threat in more than a decade.

A case we are making to members of Congress and their staffs is that should this bill become law, the result could be devastating to our industry and result in reduced investment, lower revenue, and a return to “shrinking of the physical plant”.

The industry is using a full range of tools to counter this reregulation initiative, but once again, our hopes will likely reside in the Senate where we have better support from at least the leadership and the respective committees of jurisdiction. We are still optimistic that at the end of the day, it will not happen, but we are taking this threat very seriously.

One of our strongest arguments against this legislation is the fact that as the rail industry has increased its earnings over the years, it has also increased its capital expenditures.

Challenges for the Rail Industry

Energy

“Program for Real Energy Security Act” introduced with 110 co-
sponsors

includes mandate giving local commuter rail preference over freight rail lines

directs STB to establish “reliability standards” for freight as it relates to passengers, energy products, and other items

Unclear on movement of bills within the legislative calendar, but
NS and rail industry oppose inroads on rail property rights and unnecessary regulatory limitations

Environment

Numerous House and Senate Committees examining issue of
climate change

Another troubling bill is the recently introduced energy bill, “Program for Real Energy Security Act”, which contains a lengthy and complex section that would provide local commuter authorities Amtrak-like access to our rail lines. Rather than rely on the current “arms length” negotiation of contracts, this bill would essentially allow commuter railroads access on our lines, thus further straining an already stressed freight rail capacity. We believe this legislation represents a threat to our customers and the improved service we are providing.

Other energy initiatives are ongoing and we need to be on constant guard that our opponents don’t try to use sections of these bills to add unnecessary regulatory burdens on our industry in the name of energy.

Finally, a last area where we face potential challenges is the area of environment. The entire climate change debate ongoing in Congress poses a variety of risks, both to our customers and in some cases directly on the industry. While we believe rail transportation is environmentally beneficial and is a net positive in the climate debate, certain legislative mandates and controls could in effect hinder rail transportation.

A range of environmental issues and areas will be addressed, probably more so in 2008. But the debate has begun and we will be at the table to make our case as to the environmental benefits that rail bring to the country. Due to our low carbon emissions, this may provide an opportunity from a rail transportation standpoint.

…the Regulatory Arena…

The industry has active 78 different dockets, studies, cases, and/or rule makings ongoing with 15 different federal Departments,
Commissions, and Administrations that have jurisdiction over rail.

In safety and security, we deal with: FRA, PHMSA, USDOT, DHS,
TSA, FMCSA, DOJ, NTSB, FDA, BoC, GAO, and others.

In energy/environment and economics, we deal with: STB, USEPA,
DOE, FERC, GAO, and others.

The most critical regulatory initiatives are:

STB’s review of rail rate issues, including methods, small shippers, and other related matters

FRA’s review of operating issues human factors areas

USEPA’s locomotive emission standards for the next decade

If the legislative arena doesn’t hold enough interest for you, let me remind you that the regulators in Washington also occupy some of our time. We have at least 78 different matters on the table in a literal alphabet soup of agencies, departments, and commissions that have some level of jurisdiction over freight rail. Without delving into the weeds too much, there are three areas where I think we have some serious issues that concern us. The first deals with a series of dockets ongoing at the Surface Transportation Board where the issue of freight rail rates is being addressed. While the STB is charged with providing a regulatory framework that allows the industry an opportunity to earn its cost of capital, political pressure is being asserted to prevent that from happening. Second, the FRA is addressing a series of issues in the human factors area, and we want to make sure that productivity gains are not unnecessarily reversed without sufficient justification. Finally, we have concerns about components of rules EPA is promulgating that we believe will impose a burdensome fuel penalty on our industry in the next decade.

Just as in the legislative process, NS and the industry are using substantial resources to assure a fair hearing of our side of the story on each of these matters.

Conclusions

New Congress poses a variety of challenges to
several key aspects of our business

Freight rail offers a new opportunity to expand
transportation infrastructure capacity

Ongoing and active lobbying by NS and the
industry to promote favorable legislation and seek
to defeat legislation harmful to the industry

Freight rail is a critical part of the transportation
solution

We do face a number of legislative and regulatory challenges in Washington and in some of the states. We are committed to pursuing those initiatives that help increase our capacity and countering those initiatives that would reverse the tremendous success story that freight rail represents.

We believe the facts are on our side. And although we will likely face some legislative and regulatory set-backs, we think at the end of the day, our compelling story will not only be heard, but understood and supported by decision-makers.

It is important to remember that freight rail is a critical part of the transportation solution. Any efforts to artificially reduce our earnings or reduce our chances of earning our cost of capital will only cause reduced investments in our infrastructure.